                        MORGAN STANLEY ABS CAPITAL I INC.

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 Series 2006-HE3

                             UNDERWRITING AGREEMENT

                                                              New York, New York
                                                              September 26, 2006

Morgan Stanley & Co. Incorporated
as representative of the several underwriters listed on
the attached Schedule A
1585 Broadway
New York, New York 10036

Dear Sirs and Madams:

            Morgan Stanley ABS Capital I Inc., a Delaware corporation (the
"Company"), proposes to sell to you, as representative (the "Representative") of yourself and Bank of America Securities LLC ("Bank of America") (together, the
"Underwriters"), the IXIS Real Estate Capital Trust 2006-HE3, Mortgage
Pass-Through Certificates, Series 2006-HE3 in the original principal amount and with the designation described on Schedule A attached hereto (the "Offered
Certificates"). The Offered Certificates will be issued pursuant to a pooling and servicing agreement dated as of September 1, 2006 (the "Pooling and
Servicing Agreement") among Morgan Stanley ABS Capital I, Inc., as depositor
(the "Depositor"), Master Financial, Inc., as a servicer ("Master Financial"),
Saxon Mortgage Services, as a servicer ("Saxon"), Wells Fargo Bank, National
Association, as securities administrator, master servicer and backup servicer
(in each such capacity, the "Securities Administrator", "Master Servicer" and
"Backup Servicer", respectively), and Deutsche Bank National Trust Company, as trustee and custodian (in each such capacity, the "Trustee" and the "Custodian", respectively), and IXIS Real Estate Capital Inc., as unaffiliated seller (the
"Unaffiliated Seller"). In addition to the Offered Certificates, the Depositor will authorize for issuance the Mortgage Pass-Through Certificates, Series
2006-HE3, Class B-5, Class X, Class P and Class R pursuant to the Pooling and
Servicing Agreement (the "Private Certificates" and together with the Offered
Certificates, the "Certificates").

            The Company has filed with the Securities and Exchange Commission
(the "Commission") a registration statement, including a prospectus, relating to the Offered Certificates and has filed with, or mailed for filing to, the
Commission a prospectus supplement specifically relating to the Offered
Certificates pursuant to Rule 424 under the Securities Act of 1933 (the
"Securities Act"). The term "Registration Statement" means such registration statement as amended to the Closing Date (as defined herein). The term "Base
Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Base Prospectus together with the prospectus supplement specifically relating to the Offered Certificates, as filed with, or mailed for filing to, the Commission pursuant to Rule 424 (the "Prospectus
Supplement"). The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Offered Certificates together with the
Base Prospectus. Any reference in this underwriting agreement (the "Agreement")
to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, including the
Free Writing Prospectus, dated

August 21, 2006, and any ABS Informational and Computational Materials (as
defined herein), as of the effective date of the Registration Statement, the date of such preliminary prospectus or the Prospectus or the Closing Date, as the case may be. Terms not otherwise defined in this Agreement are used herein as defined in the Pooling and Servicing Agreement.

I.      The Company represents and warrants to and agrees with the Underwriters that:

        (a)     The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

        (b)     Each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated
        therein or necessary to make the statements therein not misleading, (ii)
        the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the
        Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph I(b) do not apply to the
        Excluded Information (as defined in paragraph VII hereof).

        (c)     The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Pooling and
        Servicing Agreement.

        (d)     This Agreement has been duly authorized, executed and delivered by the Company.

        (e)     The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

        (f)     The direction by the Company to the Trustee to execute,
        authenticate and deliver the Offered Certificates has been duly authorized by the Company, and the Certificates, when executed and authenticated in the manner contemplated in the

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        Pooling and Servicing Agreement, and delivered to and paid for by the
        Underwriters in accordance with the terms of this Agreement, will be validly issued and outstanding and entitled to the benefits of the
        Pooling and Servicing Agreement.

        (g)     Neither the execution and delivery by the Company of, nor the performance by the Company of its obligations under, this Agreement or the Pooling and Servicing Agreement, will contravene any provision of applicable law or the certificate of incorporation or by-laws of the
        Company or any agreement or other instrument binding upon the Company that is material to the Company or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement and the Pooling and Servicing Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Certificates.

        (h)     There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

        (i)     There are no legal or governmental proceedings pending or
        threatened to which the Company is a party or to which any of the properties of the Company are subject that are required to be described in the Registration Statement or the Prospectus and that are not so described, nor are there any statutes, regulations, contracts or other documents required to be described in the Registration Statement or the
        Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

        (j)     Each preliminary prospectus filed as part of the Registration
        Statement as originally filed or as a part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied as to form, when so filed, in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

        (k)     The Company is not an "investment company" or an entity
        "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

II.     The Company hereby agrees to sell the Offered Certificates to the
Underwriters, and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase the Offered

                                        3

Certificates from the Company, for a purchase price which is the sum of approximately [____]% of the original principal amount of the Offered
Certificates.

III.

        (a)     The Underwriters propose to make a public offering of the
        Offered Certificates as soon as this Agreement is entered into. The terms of the public offering of the Offered Certificates are set forth in the Prospectus.

        (b)     It is understood that the Underwriters may prepare and provide to prospective investors certain ABS Informational and Computational
        Materials (as defined below) in connection with the offering of the
        Offered Certificates, subject to the following conditions:

                i)    In connection with the use of ABS Informational and
                      Computational Materials, the Underwriters shall comply
                      with all applicable requirements of Regulation AB.

                ii)   "ABS Informational and Computational Materials" as used
                      herein shall have the meaning given such term in item
                      1101(a) of Regulation AB but shall include only those ABS
                      Informational and Computational Materials that have been
                      prepared or delivered to prospective investors by or at
                      the direction of the Underwriters.

                iii)  All ABS Informational and Computational Materials provided to prospective investors that are required to be filed
                      pursuant to Regulation AB shall bear a legend on each page including the following statement:

                      "THIS MATERIAL IS NOT A SOLICITATION OF ANY OFFER TO BUY
                      OR SELL ANY SECURITY OR OTHER FINANCIAL INSTRUMENT OR TO
                      PARTICIPATE IN ANY TRADING STRATEGY. THIS MATERIAL WAS NOT
                      PREPARED BY THE MORGAN STANLEY RESEARCH DEPARTMENT. PLEASE
                      REFER TO IMPORTANT INFORMATION AND QUALIFICATIONS AT THE
                      END OF THIS MATERIAL."

                      The Company shall have the right to require additional
                      specific legends or notations to appear on any ABS
                      Informational or Computational Materials, the right to
                      require changes regarding the use of terminology and the
                      right to determine the types of information appearing
                      therein. Notwithstanding the foregoing, paragraph
                      III(B)(c) will be satisfied if all ABS Informational and
                      Computational Materials referred to therein bear a legend
                      in a form previously approved in writing by the Company.

                                        4

                iv)   Any ABS Informational and Computational Materials are
                      subject to the review by and approval of the Company prior to their distribution to any prospective investors and a
                      copy of such ABS Informational and Computational Materials as are delivered to prospective investors shall, in
                      addition to the foregoing delivery requirements, be
                      delivered to the Company simultaneously with delivery to
                      prospective investors.

                v)    The Underwriters shall provide to the Company, for filing
                      on Form 8-K as provided in paragraph VI(e), five (5)
                      copies (in such format as required by the Company) of all
                      ABS Informational and Computational that are required to
                      be filed with the Commission pursuant to Regulation AB.
                      The Underwriters may provide copies of the forgoing in a
                      consolidated or aggregate form that includes all
                      information required to be filed. All ABS Informational
                      and Computational Materials described in this paragraph
                      III(B)(e) must be provided to the Company not later than
                      10:00 a.m. New York time one business day before filing
                      thereof is required pursuant to the terms of this
                      Agreement. Each Underwriter agrees that it will not
                      provide to any investor or prospective investor in the
                      Offered Certificates any ABS Informational and
                      Computational Materials on or after the day on which ABS
                      Informational and Computational Materials are required to
                      be provided to the Company pursuant to this paragraph
                      III(B)(e) (other than copies of ABS Informational and
                      Computational Materials previously submitted to the
                      Company in accordance with this paragraph III(B)(e) for
                      filing pursuant to paragraph VI(e)), unless such ABS
                      Informational and Computational Materials are preceded or
                      accompanied by the delivery of a Prospectus to such
                      investor or prospective investor.

                vi)   All information included in the Computational ABS
                      Informational and Computational Materials shall be
                      generated based on substantially the same methodology and
                      assumptions that are used to generate the information in
                      the Prospectus Supplement as set forth therein; provided,
                      however, that the ABS Informational and Computational
                      Materials may include information based on alternative
                      methodologies or assumptions if specified therein.

                vii)  The Company shall not be obligated to file any ABS
                      Informational and Computational Materials that in the
                      reasonable determination of the Company are not required
                      to be filed pursuant to Regulation AB.

        (c)     Each Underwriter severally represents and warrants and agrees with the Company that as of the date hereof and as of the Closing Date that: (i) the ABS Informational and Computational Materials furnished to the Company pursuant to paragraph III(B)(e) constitute (either in original, aggregated or consolidated form) all of the materials furnished to prospective investors by the Underwriter prior to the time of delivery thereof to the Company that are required to be filed with the

                                        5

        Commission with respect to the Offered Certificates in accordance with
        Regulation AB; (ii) on the date any such ABS Informational and
        Computational Materials with respect to such Certificates (or any written or electronic materials furnished to prospective investors on which the ABS Informational and Computational Materials are based) were last furnished to each prospective investor and on the date of delivery thereof to the Company pursuant to paragraph III(B)(e) and on the related Closing Date, such ABS Informational and Computational Materials
        (or materials) were accurate in all material respects when read in conjunction with the Prospectus; (iii) the Underwriters have not and will not represent to potential investors that any ABS Informational and
        Computational Materials were prepared or disseminated on behalf of the
        Company; and (iv) all ABS Informational and Computational Materials (or
        underlying materials distributed to prospective investors on which the
        ABS Informational and Computational Materials were based) contained and will contain the legend in the form set forth in paragraph III(B)(c) (or in such other form previously approved in writing by the Company).

        Notwithstanding the foregoing, the Underwriters make no representation or warranty as to whether any ABS Informational and Computational
        Materials (or any written or electronic materials furnished to prospective investors on which the ABS Informational and Computational
        Materials are based) included or will include any inaccurate statement resulting directly from any error contained in the information (i)
        regarding the Mortgage Loans, the related mortgagors and/or the related
        Mortgaged Properties (but only to the extent any untrue statement or omission arose from errors or omissions in the information concerning the Mortgage Loans, the related mortgagors and/or the related Mortgage
        Properties, as applicable, provided to the Underwriters by the Company
        (the "Pool Information") or (ii) contained in (but not incorporated by reference in) any Prospectus (the "Prospectus Information"); provided, however, in each case, that if any information that would otherwise constitute Pool Information or Prospectus Information is presented in any ABS Informational and Computational Materials (or any written or electronic materials furnished to prospective investors on which the ABS
        Informational and Computational Materials are based) in a way that is either inaccurate or misleading in any material respect, such information shall not be Pool Information or Prospectus Information.

IV.     Payment for the Offered Certificates shall be made to the order of the
Company in immediately available funds at the office of Morgan Stanley & Co.
Incorporated, 1585 Broadway, New York, New York 10036, at 10:00 A.M., local time, on September 29, 2006, or at such other time or place on the same or such other date, not later than five business days after the date of this Agreement, or as may be agreed to by the Company and Morgan Stanley & Co. Incorporated.
Payment for the Offered Certificates shall be made upon delivery to the
Underwriters of the Offered Certificates registered in such names and in such denominations as the Underwriters shall request in writing not less than two full business days prior to the date of delivery. The time and date of such

                                        6

payment and delivery with respect to the Offered Certificates are herein referred to as the "Closing Date."

V.      The obligations of the Underwriters hereunder are subject to the following conditions:

        (a)     Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

        i)    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading, or any review for a possible change, that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule
              436(g)(2) under the Securities Act;

        ii)   there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the
              Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus, that in the judgment of the Underwriters, is material and adverse and that makes it, in the judgment of the
              Underwriters, impracticable to market the Offered Certificates on the terms and in the manner contemplated in the Prospectus; and

        iii)  the Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (i)
              above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

              The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

        (b)     The Underwriters shall have received on the Closing Date an opinion of counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A.

        (c)     The Underwriters shall have received on the Closing Date an opinion of counsel to the Underwriters in form and substance acceptable to them.

        (d)     The Underwriters shall have received on the Closing Date an opinion of counsel to Saxon, in form and substance acceptable to the
        Underwriters.

                                        7

        (e)     The Underwriters shall have received on the Closing Date an opinion of counsel to Master Financial, in form and substance acceptable to the Underwriters.

        (f)     The Underwriters shall have received on the Closing Date an opinion of counsel to the Custodian and the Trustee in form and substance acceptable to them.

        (g)     The Underwriters shall have received on the Closing Date an opinion of counsel to the Securities Administrator, Master Servicer and
        Backup Servicer in form and substance acceptable to them.

        (h)     The Underwriters shall have received on the Closing Date an opinion of counsel to the Unaffiliated Seller, in form and substance acceptable to the Underwriters.

        (i)     The Underwriters shall have received on the Closing Date an opinion of counsel to the Company with respect to certain matters relating to the transfer of the Mortgage Loans to the Company and from the Company to the Securities Administrator, and such counsel shall have consented to reliance on such opinion by the Rating Agencies as though such opinion had been addressed to them.

        (j)     The Depositor shall have received a letter from Moody's to the effect that it has assigned ratings of "Aaa," "Aaa," "Aaa," "Aaa,"
        "Aa1," "Aa2," "Aa3," "A1," "A2," "A3," "Baa1," "Baa2," "Baa3," "Ba1" and
        "Ba2" to the Class A-1, Class A-2, Class A-3, Class A-4, Class M-1,
        Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class
        B-2, Class B-3, Class B-4 and Class B-5 Certificates, respectively.

        (k)     The Depositor shall have received a letter from S&P to the effect that it has assigned ratings of "AAA," "AAA," "AAA," "AAA,"
        "AA+," "AA," "AA-," "A+," "A," "A," "BBB+," "BBB," "BBB-," "BBB-" and
        "BB+" to the Class A-1, Class A-2, Class A-3, Class A-4, Class M-1,
        Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class
        B-2, Class B-3, Class B-4 and Class B-5 Certificates, respectively.

        (l)     The Depositor shall have received a letter from Fitch to the effect that it has assigned ratings of "AAA," "AAA," "AAA," "AAA,"
        "AA+," "AA," "AA-," "A+", "A," "A-," "BBB+," "BBB," "BBB-," "BB+" and
        "BB" to the Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class
        M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2,
        Class B-3, Class B-4 and Class B-5 Certificates, respectively.

        (m)     The Underwriters shall have received on the Closing Date a letter of Deloitte & Touche LLP, dated the date of this Agreement in form and substance satisfactory to the Underwriters, regarding certain specified procedures performed thereby with respect to information set forth in the Prospectus.

                                        8

VI.     In further consideration of the agreements of the Underwriters contained in this Agreement, the Company covenants as follows:

        (a)     To furnish the Underwriters, without charge, a signed copy of the Registration Statement and any amendments thereto, including exhibits, and, during the period mentioned in paragraph (C) below, as many copies of the Prospectus and any supplements and amendments thereto as the Underwriters may reasonably request.

        (b)     Before amending or supplementing the Registration Statement or the Prospectus with respect to the Offered Certificates, to furnish the
        Underwriters a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the
        Underwriters reasonably objects.

        (c)     If, during such period after the first date of the public
        offering of the Offered Certificates, as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by the Underwriters, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the
        Prospectus is delivered to a purchaser, be misleading or so that the
        Prospectus will comply with law.

        (d)     To endeavor to qualify the Offered Certificates for offer and sale under the securities or Blue Sky laws of such jurisdictions as the
        Underwriters shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the
        Offered Certificates for investment under the laws of such jurisdictions as the Underwriters may designate.

        (e)     To file in a timely manner with the Commission all information with respect to the Offered Certificates which constitutes ABS
        Informational and Computational Materials as defined in Item 1101(a) of
        Regulation AB.

VII.    The Company agrees to indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the
Registration Statement, any preliminary

                                        9

prospectus or the Prospectus (if used within the period set forth in paragraph C of Article VI and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with (i) the information furnished in writing to the Company by any Underwriter specifically for use in connection with the preparation of the Registration
Statement, any preliminary prospectus, the Free Writing Prospectus or the
Prospectus or any revision or amendment thereof or supplement thereto, (ii) any information in any ABS Informational and Computational Materials required to be provided by any Underwriter to the Company pursuant to paragraph III(B) other than Pool Information or Prospectus Information (clause (i) and (ii)
collectively, the "Underwriter Information"), (iii) the information concerning
Saxon and Master Financial under the captions "Transaction Overview - The
Servicers" and "The Servicers" in the Prospectus Supplement (the "Servicer
Information") and (iv) the information and data concerning the Mortgage Loans set forth on any computer tape (or other electronic or printed medium) furnished to the Company and any other information set forth in the Prospectus Supplement other than the Underwriter Information, the Servicer Information and the
information underlining the caption "The Depositor" in the Prospectus (such information, together with the Underwriter Information, the Issuer Information and the Servicer Information, the "Excluded Information").

        Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company and its directors and officers who sign the
Registration Statement and any person controlling the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to
the same extent as the foregoing indemnity from the Company to the Underwriters, but only with reference to (i) information relating to the Underwriters furnished in writing to the Company by any Underwriter specifically for use in connection with the preparation of the Registration Statement, any preliminary prospectus or the Prospectus or any revision or amendment thereof or supplement thereto and (ii) any ABS Informational or Computational Materials or the
Collateral Term sheets, as applicable, furnished by such Underwriter, to the extent not Pool Information or Prospectus Information.

        In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the
"indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.
In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such

                                       10

proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the
Underwriters in the case of parties indemnified pursuant to the first paragraph of this Article VII and by the Company in the case of parties indemnified pursuant to the second paragraph of this Article VII. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

        To the extent the indemnification provided for in this Article VII is unavailable to an indemnified party under the first or second paragraph of this
Article VII or is insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Underwriters on the other, from the offering of the Offered Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand, and of the Underwriters on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand, and the Underwriters on the other, in connection with the offering of the Offered Certificates shall be deemed to be in the same proportions that the total net proceeds from the offering of the Offered
Certificates (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters in respect thereof respectively, bear to the

                                       11

aggregate public offering price of the Offered Certificates. The relative fault of the Company on the one hand, and of the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the
Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VII were determined by pro rata allocation or by any other method of allocation that does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.
Notwithstanding the provisions of this Article VII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriters in connection with the Offered Certificates underwritten and distributed to the public by the Underwriters exceeds the amount of any damages that the
Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the
Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        The indemnity and contribution agreements contained in this Article VII and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the
Underwriters or any person controlling the Underwriters or by or on behalf of the Company, its directors or officers or any person controlling the Company and
(iii) acceptance of any payment for any of the Offered Certificates.

VIII.   This Agreement shall be subject to termination in the Underwriters'
absolute discretion, by notice given to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date: (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the
National Association of Securities Dealers, Inc., the Chicago Board of Options
Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii)
trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either
Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the

                                       12

judgment of the Underwriters, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event, makes it, in the judgment of the
Underwriters, impracticable to market the Offered Certificates on the terms and in the manner contemplated in the Prospectus.

IX.     If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the
Company shall be unable to perform its obligations under this Agreement, the
Company will reimburse the Underwriters for all out-of-pocket expenses
(including the fees and disbursements of its counsel) reasonably incurred by the
Underwriters in connection with the Offered Certificates.

        The Company acknowledges that in connection with the offering of the
Certificates (a) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (b) the
Underwriters owe the Company only those duties and obligations set forth in this
Agreement and (c) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Certificates.

        This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement)
that relate to the offering of the Offered Certificates, represents the entire agreement between the Company the Underwriters with respect to the preparation of the Prospectus, and the conduct of the offering, and the purchase and sale of the Offered Certificates.

        All communications hereunder shall be in writing and effective only upon receipt and, if sent to the Company, will be mailed, hand delivered, couriered or sent by facsimile transmission to it at 1585 Broadway, New York, NY 10036,
Attention: Securitized Products Group, with a copy to 1585 Broadway, 38th Floor,
New York, NY 10036, Attention: James Lee, Esq., or, if sent to Morgan Stanley &
Co. Incorporated, will be mailed, hand delivered, couriered or sent by facsimile transmission to it at 1585 Broadway, New York, NY 10036, Attention: Securitized
Products Group, with a copy to 1585 Broadway, 38th Floor, New York, NY 10036,
Attention: James Lee, Esq.

        This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

                                       13

        This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                             Very truly yours,

                                             MORGAN STANLEY ABS CAPITAL I
                                               INC.

                                             By:________________________________
                                                Name:
                                                Title:

Accepted and agreed to by:

MORGAN STANLEY & CO. INCORPORATED

By:______________________________
   Name:
   Title:

                 [Signature Page to the Underwriting Agreement]

                                          SCHEDULE A

                                      CLASS A-1      CLASS A-2      CLASS A-3      CLASS A-4
          UNDERWRITERS               CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES
---------------------------------    ------------   ------------   ------------   ------------

Morgan Stanley & Co.
Incorporated.....................     404,094,724    127,696,838    169,242,587    109,294,524
Banc of America
Securities LLC...................       2,035,276        643,162        852,413        550,476

TOTAL............................    $406,130,000   $128,340,000   $170,095,000   $109,845,000

                                      CLASS M-1      CLASS M-2      CLASS M-3      CLASS M-4      CLASS M-5      CLASS M-6
          UNDERWRITERS               CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES
---------------------------------    ------------   ------------   ------------   ------------   ------------   ------------

Morgan Stanley & Co.
Incorporated.....................      42,406,415     30,655,599     18,903,789     16,349,653     16,860,082     14,816,375
Banc of America
Securities LLC...................         213,585        154,401         95,211         82,347         84,918         74,625

TOTAL............................    $ 42,620,000   $ 30,810,000   $ 18,999,000   $ 16,432,000   $ 16,945,000   $ 14,891,000

                                      CLASS B-1      CLASS B-2      CLASS B-3      CLASS B-4
          UNDERWRITERS               CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES
---------------------------------    ------------   ------------   ------------   ------------

Morgan Stanley & Co.
Incorporated.....................      14,305,946     12,772,669      7,152,973      8,174,826
Banc of America
Securities LLC...................          72,054         64,331         36,027         41,174

TOTAL............................    $ 14,378,000   $ 12,837,000   $  7,189,000   $  8,216,000

                                      S-A-1

                                    EXHIBIT A

                        OPINION OF DEWEY BALLANTINE LLP,
                             COUNSEL FOR THE COMPANY

                                       A-1